Review

of

Strategic Alternatives

July 1, 2003

DUFF&PHELPS, LLC

311 SOUTH WACKER DRIVE, SUITE 4200 CHICAGO, ILLINOIS 60606 312-697-4600 FAX 312-697-0115

The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

DUFF&PHELPS,LLC

Table of Contents

I. Introduction

II. Pro Forma Analysis reflecting Sale of Unified Banking Company

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

B. Employee Buyout of Fund Services

C. Remain in Current Corporate Structure

D. Summary Comparison

IV. Share Buyback

V. Recommendations

Appendix

A. Discounted Cash Flow Analysis as of December 31, 2002

Trust

Fund Services

B. Comparable Company Analysis as of December 31, 2002

C. Premiums Paid for Self Tender Offers

D. Review of Sale Alternatives

DUFF&PHELPS,LLC

I. Introduction

Duff & Phelps, LLC (“Duff & Phelps”) has been retained as independent financial advisor to Unified Financial Services, Inc. (“Unified Financial”) to provide an analysis of particular alternatives to maximize shareholder value, among other items. Specifically Duff & Phelps has been retained to provide an analysis of:

a split-off of the Company into two main business lines, including trust/wealth management (“Trust”) and fund services (“Fund Services”);

an employee buyout of Fund Services;

whether a repurchase of shares of common stock is a reasonable use of the Company’s capital; and

a fair price for the repurchase of such shares of common stock in a tender offer made to all stockholders of the Company.

We did not consider sale of either Trust or Fund Services to a third-party buyer. Both scenarios were determined not to be a good way to maximize shareholder value.

DUFF&PHELPS,LLC

II. Pro Forma Analysis

The balance sheet below is pro forma for the sale of Unified Banking and indicates a book value per share of $6.00

Current Assets

Cash and Cash equivalents 13,438,369 $

Accounts Receivable 5,700,044

Intercompany Receivable (1,600,000)

Other Current Assets 647,732

Total Current Assets 18,186,145

Fixed Assets 1,232,865

Non-Current Assets 1,127,605

Total Assets 20,546,615

Current Liabilities

Accounts Payable & Accrued Expenses 1,493,717

Other Current Liabilities 2,008,531

Total Current Liabilities 3,502,248

Long Term Liabilities 57,570

Total Liabilities 3,559,818

Stockholders’ Equity

Common Stock 32,793

Additional paid-in capital 15,704,897

Retained Earnings 1,249,107

Total Stockholders’ Equity 16,986,797

Total Liabilities and Stockholders’ Equity 20,546,615 $

Book Value Per Share 6.00 $

2,829,246 shares outstanding

Unified Financial Services, Inc.

Pro Forma Balance Sheet—March 31, 2003

Pro Forma Balance Sheet – March 31, 2003

DUFF&PHELPS,LLC

II. Pro Forma Analysis

Pro Forma Valuation Summary

Based on the DCF and public peer company analyses, we believe that the enterprise value of Unified Financial will range between $13.4 million and $17.1 million with a midpoint of $15.3 million (rounded to $15.5 million) as of December 31, 2003. This assumes the Company performs according to expectation and that there are no extreme movements in the capital markets.

We arrived at this value by considering the range of both the DCF and public peer company values for each of the companies that comprise Unified Financial. The enterprise value conclusions appear on the following page.

To determine the Equity Value from Operations of Unified Financial, the value of other corporate assets was added to the enterprise value. The additions to value appear in the table below. The resulting Equity Value from Operations is $29.3 million. The value per share is $10.30, or a range of $9.75 per share to $11.00 per share.

Value will increase by 17% from $8.80 (before 5% marketability discount) as of December 31, 2003.

Enterprise Value 15,500,000 $

Less: Debt -

Plus: Excess Cash 9,000,000

Plus: Premium Finance Value 1,800,000

Plus: PV of Net Operating Loss Carry Forward 3,000,000

Equity Value from Operations (as if public) 29,300,000 $

Shares Outstanding 2,829,246

Marke table Minority Inte re st Pe r Share Value $10.31

Unified Financial Se rvice s, Inc.

Valuation Summary as of De cembe r 31, 2003

II. Pro Forma Analysis Unified Financial Services, Inc.

Pro Forma Valuation Summary – As of December 31, 2003

- All values shown for each individual business are before any negative impact of corporate expenses. On this page the aggregate value impact of these corporate expenses are shown at the bottom.

Unified Financial Services, Inc.
Summary of Conclusions ($ in 000's)
December 31, 2003

	Enterprise Value Ranges			Enterprise Value Conclusion		
	Low	**Mid**	**High**	**Low**	**Mid**	**High**
Unified Fund Services						
Comparable Company Enterprise Value Range	$ 9,793.6	$ 10,724.4	$ 11,655.1			
DCF Enterprise Value Range	$ 10,000.0	$ 11,000.0	$ 12,000.0	$ 10,000.0	$ 11,000.0	$ 12,000.0
Unified Trust Company, N.A.						
Comparable Company Enterprise Value Range	$ 4,497.1	$ 5,261.1	$ 6,025.1			
DCF Enterprise Value Range	$ 6,900.0	$ 7,700.0	$ 8,900.0	$ 6,500.0	$ 7,500.0	$ 8,500.0
Fiduciary Counsel						
Comparable Company Enterprise Value Range	$ 1,673.9	$ 1,935.3	$ 2,196.7			
DCF Enterprise Value Range	$ 1,900.0	$ 2,100.0	$ 2,300.0	$ 2,000.0	$ 2,150.0	$ 2,300.0
Unified Financial Securities						
Comparable Company Enterprise Value Range	N/A	N/A	N/A			
DCF Enterprise Value Range	$ 267.6	$ 271.0	$ 275.2	$ 270.0	$ 275.0	$ 280.0
Consolidated Enterprise Value of Unified Financial Services						
Aggregate Enterprise Value Range				$ 18,770.0	$ 20,925.0	$ 23,080.0
Value Impact of Corporate Expenses				$ (5,383.4)	$ (5,665.6)	$ (5,984.9)
Enterprise Value Conclusion				$ 13,386.6	$ 15,259.4	$ 17,095.1

DUFF & PHELPS, LLC
- 6 -

DUFF&PHELPS,LLC

II. Pro Forma Analysis

Based on the March 31, 2003 balance sheet, we estimated Unified Financial to have approximately $9 million of excess capital (or capital which is not necessary to fund operations).

We will discuss the use of this cash later in the report

Cash at Holding Company $4.0 million

Plus:

Sale of Bank 7.5

Less:

Contract, severances, profit plans (2.5)

Excess Capital (Rounded) $9.0 million

DUFF&PHELPS,LLC

III. Restructuring Alternatives

Currently, Unified Financial operates through a holding company structure (“Holdings”)

Trust Fiduciary

Counsel

Broker/Dealer Fund

Services

Unified

Financial

DUFF&PHELPS,LLC

III. Restructuring Alternatives

The Company is considering various restructuring alternatives

A. Split Unified Financial into two separate companies: (i) Trust/Fiduciary Counsel and (ii) Fund Services (including

Broker/Dealer) and operate these businesses independently. Shareholders exchange one share of Unified Financial for shares each of Trust and Fund Services. Simultaneously, Unified Financial would complete a tender offer/stock buyback to reduce its shareholder base and eliminate SEC filing requirements.

B. Sell Fund Services to its employees (which would also reduce number of shareholders to less than 300).

C. Do nothing and remain in current corporate structure.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Holdings

Trust/

Fiduciary Counsel

Fund Services

Broker/Dealer

Shareholders

Common Stock Common Stock

Common Stock

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Allocation of holding company asset/liabilities and expenses to Trust and Fund Services.

Fund

Budget 2003 Holdings Trust Services

Chairman $240,000 $240,000

Office of President 350,000 350,000

Financial 300,000 300,000

Compliance 100,000 100,000

Legal 500,000 200,000 1

Information 30,000 30,000

$1,520,000 $350,000 $870,000

1 Expected to decline after possible buyout of certain contracts.

Allocation of Holdings Expenses to Trust and Fund Services

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Assets and liabilities at Holdings include

Cash

NOL

Lawsuits

Other Liabilities:

Gallagher Indemnifications

Bank Indemnifications

Options

VSX

Commonwealth Premium Finance (CPF)

???

Except for cash, NOLs and CPF, Duff & Phelps has made no assumptions regarding the allocations of these assets/liabilities. They do not impact the intrinsic value of Trust and Fund Services, and as such would be a subtraction or addition to value. Either Trust or Fund Services would likely assume Holdings structure.

Simultaneously, complete a buyback of shares to reduce the number of shareholders to less than 300 (see Section V).

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Prior to the split into Trust and Fund Services a share buyback will be executed to decrease the number of shareholders.

With fewer shareholders, the Company will no longer be required to publicly file financial statements. For demonstration purposes, we chose $5 million as the aggregate size of the buyback. Over $5 million (including CPF) of cash will remain after the buyback which we believed should be sufficient for Trust and Fund Services. However, the actual size of the buyback will be dependent upon cash necessary for the split of the Company.

With $5.0 million of cash allotted for a share buyback and a purchase price of $10.30, the number of shares outstanding will decrease to 2.3 million.

Cash allotted for share buyback 5,000,000 $

Purchase price $10.31

Shares outstanding prior to buyback 2,829,246

Shares purchased in buyback 484,789

Share s outstanding afte r buyback 2,344,457

Unifie d Financial Se rvice s, Inc.

Share Buyback

III. Restructuring Alternatives Unified Financial Services, Inc.

A. Split of Company into Trust and Fund Services

- The Net Operating Losses (NOLs) are assumed to remain with Fund Services, while Trust will retain Commonwealth Premium Finance. Excess cash is allocated to equalize the value of the two separate companies. However, the cash allocation will be based upon capital cushion determined necessary for each business on a stand-alone basis. Also, the enterprise value for each business has been reduced to reflect the impact of the allocated holding Company expenses.

Unified Fund Services, Inc.
Valuation Summary (Post Split Transaction) as of December 31, 2003

Enterprise Value before Corporate Expenses[1]	$	11,220,000
Capitalized Corporate Expenses[2]		(4,100,000)
Enterprise Value	$	**7,120,000**
Less: Debt		-
Plus: PV of Net Operating Loss Carry Forward		3,000,000
Plus: Excess Cash		2,010,000
Equity Value from Operations (as if public)	$	12,090,000
Shares Outstanding		2,344,457
Marketable Minority Interest Per Share Value		**$5.16**

[1] See page 6
[2] Corporate expenses of $870,000 ($565,000 after-tax) capitalized at 16% as of 12/31/03

Unified Trust Company & Fiduciary Counsel
Valuation Summary (Post Split Transaction) as of December 31, 2003

Enterprise Value before Corporate Expenses[1]	$	9,870,000
Capitalized Corporate Expenses[2]		(1,570,000)
Enterprise Value	$	**8,300,000**
Less: Debt		-
Plus: Premium Finance Value		1,800,000
Plus: Excess Cash		1,990,000
Equity Value from Operations (as if public)	$	12,090,000
Shares Outstanding		2,344,457
Marketable Minority Interest Per Share Value		**$5.16**

[1] See page 6
[2] Corporate expenses of $350,000 ($227,000 after-tax) capitalized at 17% as of 12/31/03

DUFF & PHELPS, LLC
- 14 -

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

On the next two pages the post-split values of Fund Services and Trust on a stand-alone basis at December 2003 and 2005 are shown. We focus on 2005 as two years should be a long enough period for the Company to achieve any restructurings.

The DCF analysis of Fund Services results in an equity value of $20.1 million at the end of 2005. The enterprise value as of

12/31/03 grows at the cost of equity (value of non-operation assets does not increase) to determine the equity value as of

12/31/05. This analysis implies the valuation multiples listed in the following table. Part of the increase in value relates to the improvement in profitability. Fund Services is forecast to achieve EBITDA margin of 21.0% in 2005, even after consideration of allocated corporate expenses.

Fund Services Implied Valuation Multiples

Performance 12/31/2003 12/31/2005

Equity Value 12,090.0 $ 20,070.0 $

Equity Value Per Share 5.16 $ 8.56 $

Projected 2003 EBITDA 914.8 $ 12.3x NA

Projected 2004 EBITDA 1,258.5 $ 8.9x NA

Projected 2003 Revenues 7,322.7 $ 1.5x NA

Projected 2005 EBITDA 1,801.4 $            NA 8.4x

Projected 2006 EBITDA 2,072.1 $            NA 7.3x

Projected 2005 Revenues 9,616.2 $            NA 1.6x

Unified Fund Services, Inc.

Valuation Summary ($            in 000’s)

12/31/2003 & 12/31/05

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

The DCF analysis of Trust/Fiduciary Counsel results in an equity value of $15.2 million at the end of 2005. The enterprise value as of 12/31/03 grows at the cost of equity (value of non-operating assets does not increase) to determine the equity value as of 12/31/05. This analysis implies the valuation multiples listed in the following table.

Trust / FC Implied Valuation Multiples

Performance 12/31/2003 12/31/2005

Equity Value 12,090.0 $ 15,150.0 $

Equity Value Per Share 5.16 $ 6.46 $

Projected 2003 EBITDA 457.3 $            NM NA

Projected 2004 EBITDA 1,034.7 $ 9.5x NA

Projected 2003 Revenues 7,020.6 $ 1.4x NA

Projected 2005 EBITDA 1,412.9 $            NA 9.6x

Projected 2006 EBITDA 1,741.2 $            NA 7.8x

Projected 2005 Revenues 9,345.1 $            NA 1.4x

Unified Trust Company & Fiduciary Counsel

Valuation Summary ($            in 000’s)

12/31/2003 & 12/31/05

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Duff & Phelps valuation of Unified Financial as of December 31, 2002 was a sum of the parts analysis, therefore,

there should be no value creation by breaking up the Company into its pieces.

However, there are reasons to split up Unified Financial which could create value:

Easier to attract merger/strategic partners. On the following pages we present analysis of a merger partner for

Trust and Fiduciary Counsel. In particular, a merger for Fiduciary Counsel may be a solution for its difficult situation

Increase employee motivation.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Merger with Trust and Fiduciary Counsel

Any merger of a trust or wealth management company would be done on same valuation basis as Trust and

Fiduciary Counsel. Therefore, we assume there would be no value creation from merger.

Value creation would be derived from:

(i) Revenue or cost synergies; and/or

(ii) Valuation multiple expansion due to increased scale of business.

On the following pages we show value creation from a potential merger of Trust with Trust Company of

Knoxville (“TCK”), which is one of three identified merger partners for Trust, and from a potential merger of

Fiduciary Counsel with DNB.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Merger with Trust and Fiduciary Counsel ($            in millions)

2003 Budget TCK Trust Combined

Net Revenues $4.1 $4.3 $8.4

Comp/Benefits (2.2) (2.5) (4.7)

Other (1.1) (1.5) (2.6)

Pre-Tax $0.8 $0.3 $1.1

% Margin 19.5% 7.0% 13.1%

Assets Under Management $625 $650 $1,275

Fiduciary

2003 Budget1 DNB Counsel Combined

Net Revenues $1.5 $1.5 $3.0

Comp/Benefits (0.9) (0.8) (1.7)

Other (0.7) (0.6) (1.3)

Pre-Tax (0.1) 0.1 0.0

% Margin NM 7.0% 0.0%

Assets Under Management $135 $225 $360

12002 actual for DNB

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Merger with Trust and Fiduciary Counsel ($in millions)

2003 Budget Combined Eliminations1 Pro Forma

Net Revenues $8.40 $0 $8.40

Comp/Benefits (4.70) 0.24 (4.46)

Other (2.60) 0.26 (2.34)

Pre-Tax $1.10 $0.50 $1.60

% Margin 13.1% 19.0%

1

Assumes compensation/benefits reduced 5% and other (

including software) reduced 10%.

2002/2003 Budget Combined Eliminations1 Pro Forma

Net Revenues $3.00 $0 $3.00

Comp/Benefits (1.70) 0.17 (1.53)

Other (1.30) 0.26 (1.04)

Pre-Tax 0 $0.43 $0.43

% Margin 0% 14.3%

1 Assumes compensation/benefits reduced 10% and other (including occupancy)

reduced 20%.

Trust Fiduciary Counsel

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Value Creation from Cost Savings only ($            in millions)

Range of

Cost Savings Multiple

Trust

Value Increase

$0.50 6.0x $3.0

$1.00 6.0x $6.0

Range of

Cost Savings Multiple

Fiduciary Counsel

Value Increase

$0.40 6.0x $2.4

$0.70 6.0x $4.2

III. Restructuring Alternatives

Unified Financial Services, Inc.

A. Split of Company into Trust and Fund Services

- The proposed merger partners for Unified Trust and Fiduciary Counsel are valued equally to the respective Unified business lines based on their equivalent revenue and asset bases. Assuming no immediate value creation, the equity value of the post-merger company would be $22.0 million. The merger would require an issuance of 1.9 million shares resulting in shares outstanding of 4.3 million.
- Through the contribution of excess cash and CPF, Trust can retain its controlling interest of the combined entity.

Unified Trust Company & Fiduciary Counsel
Valuation Summary (Post Merger) as of December 31, 2003

Unified Trust Company Enterprise Value (see pg 6)	$	7,750,000		
Trust Company of Knoxville Enterprise Value		7,750,000		
Consolidated Trust Company Enterprise Value			$	15,500,000
Fiduciary Counsel Enterprise Value (see pg 6)	$	2,110,000		
DNB Enterprise Value		2,110,000		
				4,230,000
Capitalized Corporate Expenses[1]				(1,570,000)
Premium Finance Value				1,800,000
Excess Cash				1,990,000
Equity Value from Operations (as if public)			$	21,950,000
Pre-Merger Shares Outstanding				2,344,457
Shares Issued				1,912,022
Shares Outstanding				4,256,479
Original Unified Shareholder Ownership Percentage				**55.1%**
Original Unified Shareholder Equity Value				**12,090,000**
Marketable Minority Interest Per Share Value				**$5.16**

[1] Corporate expenses of $350,000 ($227,000 after-tax) capitalized at 17% as of 12/31/03 – See page 14

DUFF & PHELPS, LLC

- 22 -

III. Restructuring Alternatives

Unified Financial Services, Inc.

A. Split of Company into Trust and Fund Services

- Applying valuation multiples used in the December 2002 valuation of Unified Trust to the projected cost savings, the merger of Unified Trust and the Trust Company of Knoxville would increase value between $3 million and $6 million.
- Applying valuation multiples used in the December 2002 valuation of Fiduciary Counsel to the projected cost savings, the merger of Fiduciary Counsel and DNB would increase value between $2.4 million and $4.2 million.
- For demonstration, we assume these mergers occur at December 31, 2003 and cost eliminations are realized immediately.
- The resulting equity value of the combined firms would be between $27.4 million and $32.2 million.

Unified Trust Company & Fiduciary Counsel
Valuation Summary (Merger Value Added) as of December 31, 2003

		Low		High
Post Merger Equity Value	$	21,950,000	$	21,950,000
Trust Cost Savings Value Added		3,000,000		6,000,000
Fiduciary Cost Savings Value Added		2,400,000		4,200,000
Equity Value from Operations (as if public)	$	27,350,000	$	32,150,000
Original Shareholder Ownership Percentage		55.1%		55.1%
Original Unified Shareholder Equity Value	**$**	**15,070,000**	**$**	**17,710,000**
Marketable Minority Interest Per Share Value	**$**	**6.43**	**$**	**7.55**

DUFF & PHELPS, LLC

- 23 -

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

The merger analysis of Trust / Fiduciary Counsel results in an equity value range of $36.1 million to $42.6 million at the end of 2005. The enterprise value as of 12/31/03 grows at the cost of equity (value of non-operating assets does not increase) to determine the equity value as of 12/31/05. This analysis implies the valuation multiples listed in the following table.

The per share value on a stand-alone basis increases from $5.16 to the midpoint of the low and high value of $9.24 by the end of 2005, which represents a 79% increase. There could be additional value realized for size and scale which has not been factored into the analysis.

Trust / FC Implied Valuation Multiples

Performance 12/31/2003 12/31/2005

Low High Low High

Equity Value 27,350.0 $ 32,150.0 $ 36,050.0 $ 42,620.0 $

Original Shareholder Equity Value 15,070.0 $ 17,710.0 $ 19,850.0 $ 23,470.0 $

Marketable Minority Interest Per Share Value 6.43 $ 7.55 $ 8.47 $ 10.01 $

Projected 2003 EBITDA 2,193.3 $ 11.5x 13.6x NA NA

Projected 2004 EBITDA 2,532.8 $ 9.9x 11.8x NA NA

Projected 2003 Revenues 14,041.3 $ 1.8x 2.1x NA NA

Projected 2005 EBITDA 2,928.3 $            NA NA 11.7x 14.0x

Projected 2006 EBITDA 3,263.1 $            NA NA 10.5x 12.6x

Projected 2005 Revenues 18,690.3 $            NA NA 1.8x 2.2x

Unified Trust Company & Fiduciary Counsel

Valuation Summary—Merger Value Added ($            in 000’s)

12/31/2003 & 12/31/05

DUFF&PHELPS,LLC

III. Restructuring Alternatives

A. Split of Company into Trust and Fund Services

Advantages

Shareholders still own two companies and receive benefits of diversification. Involves no betting on Trust or

Fund Services.

Easier to attract merger/strategic partners-potential for value creation from synergies.

Significant increase in assets under management and achievement of greater scale.

As a large company, would be made more attractive as an acquisition candidate and be valued at higher valuation multiples.

Increase employee motivation.

Disadvantages

Extremely complex to allocate asset/liabilities at holding company structure

No value creation by breaking up the Company into pieces as a single event

Execution Risks

Ability to increase profitability at Fund Services

Who is in control of Trust/Fiduciary Counsel merger entities?

Integration Problems with Trust/Fiduciary Counsel merger partners

Additional expenses incurred from having two Boards of Directors, additional Director & Officer insurance,

etc.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

B. Employee Buyout of Fund Services

Fund Services

Broker/Dealer

LIACO1

Holdings

Unified Financial NEWCO

Employee

Shareholders

1,061,849 shares

of Unified Financial

@ $10.30/share

1,061,849 shares of

Unified Financial

1,061,849 shares of

NEWCO

1 To-be-formed liability subsidiary.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

B. Employee Buyout of Fund Services

Steps

Employee shareholders (28) contribute 1,061,849 shares of Unified Financial to NEWCO.

NEWCO exchanges 1,061,849 shares of Unified Financial for 100% of the stock of Fund Services, Securities, to be formed liabilities subsidiary to house some of contingent liabilities now at Holdings called LIACO and

Holdings itself.

Unified Financial purchases these shares into treasury.

Stock consideration to NEWO currently estimated at approximately $11.0 million (at $10.30) in exchange for purchase of Fund Services currently estimated at $7.12 million.

Valuation of LIACO as well as NOLs and allocation of excess capital at Holdings necessary to equalize purchase price and value of stock consideration.

On the following page we only use NOLs and excess capital at Holdings to equalize valuations. Dependent upon the value of NOLs and capital requirements of Fund Services, the allocation of cash may be greater.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

B. Employee Buyout of Fund Services

An employee buyout of Fund Services at $10.30 per share implies a valuation of $11.00 million for Fund Services. To equalize company value to the value of consideration, $870,000 of excess cash is required. This assumes that the NOLs remain with Fund Services.

Value o f Conside ration

Unified Financial Services per share value as of 12/31/03 10.31 $

Shares held by Fund Services employees 1,061,849

Total Value of Consideration 10,950,000 $

Unifie d Fund Se rvice s Value

Enterprise Value as of 12/31/03 (see pg 14) 7,120,000

PV of Net Operating Loss Carry Forward 3,000,000

Excess Cash Required 870,000—

Total Value of Unified Fund Services 10,950,000 $

Equity Value from Operations (as if public) 10,950,000 $

Shares Purchased 1,061,849

Unifie d Fund Se rvice s, Inc.

Employe e Buyout Analysis

DUFF&PHELPS,LLC

III. Restructuring Alternatives

B. Employee Buyout of Fund Services

After the buyout of Fund Services, Unified Trust / Fiduciary Counsel would be valued at $13.2 million. The per share value is $10.30 based on the remaining shares outstanding of 1.3 million.

Ente rprise Value (se e pg 14) 8,300,000 $

Less: Debt -

Plus: Premium Finance Value 1,800,000

Plus: Excess Cash 3,131,000

Equity Value from Operations (as if public) 13,230,000 $

Shares Outstanding 1,282,608

Marke table Minority Inte re st Pe r Share Value $10.31

Unifie d Trust Company & Fiduciary Counse l

Valuation Summary (Post Buyout) as of De cembe r 31, 2003

III. Restructuring Alternatives

Unified Financial Services, Inc.

B. Employee Buyout of Fund Services

- The proposed merger partners for Unified Trust and Fiduciary Counsel are valued equally to the respective Unified business lines based on their equivalent revenue and asset bases. Assuming no immediate value creation, the equity value of the post-merger company would be $23.1 million. The merger would require an issuance of 0.9 million shares resulting in shares outstanding of 2.2 million.
- Through the contribution of excess cash and CPF, Trust can retain its controlling interest of the combined entity.

Unified Trust Company & Fiduciary Counsel
Valuation Summary (Post Merger) as of December 31, 2003

Unified Trust Company Enterprise Value (see pg 6)	$	7,750,000		
Trust Company of Knoxville Enterprise Value		7,750,000		
Consolidated Trust Company Enterprise Value			$	15,500,000
Fiduciary Counsel Enterprise Value (see pg 6)	$	2,110,000		
DNB Enterprise Value		2,110,000		
				4,230,000
Capitalized Corporate Expenses[1]				(1,570,000)
Premium Finance Value				1,800,000
Excess Cash				3,131,000
Equity Value from Operations (as if public)			$	23,090,000
Pre-Merger Shares Outstanding				1,282,608
Shares Issued				955,897
Shares Outstanding				2,238,505
Original Unified Shareholder Ownership Percentage				**57.3%**
Original Unified Shareholder Equity Value			**$**	**13,230,000**
Marketable Minority Interest Per Share Value				**$10.31**

[1] Corporate expenses of $350,000 ($227,000 after-tax) capitalized at 17% as of 12/31/03

DUFF & PHELPS, LLC

- 30 -

III. Restructuring Alternatives Unified Financial Services, Inc.

B. Employee Buyout of Fund Services

- Applying valuation multiples used in the December 2002 valuation of Unified Trust to the projected cost savings, the merger of Unified Trust and the Trust Company of Knoxville would increase value between $3 million and $6 million.
- Applying valuation multiples used in the December 2002 valuation of Fiduciary Counsel to the projected cost savings, the merger of Fiduciary Counsel and DNB would increase value between $2.4 million and $4.2 million.
- For demonstration, we assume these mergers occur at December 31, 2003 and cost eliminations are realized immediately.
- The resulting equity value of the combined firms would be between $28.5 million and $33.3 million.

Unified Trust Company & Fiduciary Counsel
Valuation Summary (Post Buyout Merger Value Added) as of December 31, 2003

		Low		High
Post Merger Equity Value	$	23,090,000	$	23,090,000
Trust Cost Savings Value Added		3,000,000		6,000,000
Fiduciary Cost Savings Value Added		2,400,000		4,200,000
Equity Value from Operations (as if public)	$	28,490,000	$	33,290,000
Original Shareholder Ownership Percentage		57.3%		57.3%
Original Unified Shareholder Equity Value	**$**	**16,330,000**	**$**	**19,080,000**
Marketable Minority Interest Per Share Value	**$**	**12.73**	**$**	**14.88**

DUFF & PHELPS, LLC
- 31 -

III. Restructuring Alternatives

Unified Financial Services, Inc.

B. Employee Buyout of Fund Services

- The merger analysis of Trust / Fiduciary Counsel results in an equity value range of $37.2 million to $43.8 million at the end of 2005. The enterprise value as of 12/31/03 grows at the cost of equity (value of non-operating assets does not increase) to determine the equity value as of 12/31/05. This analysis implies the valuation multiples listed in the following table.
- The per share value increases from $10.31 on a stand-alone basis to the midpoint of the low and high value of $18.08, a 75% increase in value.

Unified Trust Company & Fiduciary Counsel
Valuation Summary - Post Buyout Merger Value Added ($ in 000's)
12/31/2003 & 12/31/05

	Trust / FC Performance	Implied Valuation Multiples 12/31/2003 Low	12/31/2003 High	12/31/2005 Low	12/31/2005 High
Equity Value		**$ 28,490.0**	**$ 33,290.0**	**$ 37,180.0**	**$ 43,750.0**
Original Shareholder Equity Value		**$ 16,330.0**	**$ 19,080.0**	**$ 21,310.0**	**$ 25,070.0**
Marketable Minority Interest Per Share Value		**$ 12.73**	**$ 14.88**	**$ 16.61**	**$ 19.55**
Projected 2003 EBITDA	$ 2,193.3	11.5x	13.6x	NA	NA
Projected 2004 EBITDA	$ 2,532.8	9.9x	11.8x	NA	NA
Projected 2003 Revenues	$ 14,041.3	1.8x	2.1x	NA	NA
Projected 2005 EBITDA	$ 2,928.3	NA	NA	11.7x	14.0x
Projected 2006 EBITDA	$ 3,263.1	NA	NA	10.5x	12.6x
Projected 2005 Revenues	$ 18,690.3	NA	NA	1.8x	2.2x

DUFF & PHELPS, LLC

- 32 -

DUFF&PHELPS,LLC

III. Restructuring Alternatives

B. Employee Buyout of Fund Services

Advantages

Accomplish two steps in one transaction: stock buyback and elimination of holding company structure without use of cash.

Transaction financing not required.

Sale of Fund Service to “friendly buyer” – less likely to impact Federated or other key relationships.

Disadvantages

Remaining Unified Financial focuses exclusively on trust and wealth management services and lose benefits of diversification. Betting on Trust and its ability to successfully execute mergers to create shareholder value.

Fiduciary issues for Board in determination to focus exclusively on Trust.

May not be appropriate time to sell Fund Services to maximize value for shareholders (see Appendix D for discussion).

Ownership concentration of remaining Unified Financial would increase.

Disclosure requirements of Employee Buyout related to non-accredited investors such as employee shareholders.

Extremely complex to allocate assets/liabilities at holding company structure.

Tax implications from the sale unclear.

Additional expense incurred from having two Boards of Directors, additional Director & Officer insurance, etc.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

C. Remain in Current Corporate Structure

Continuing with the current corporate structure results in an equity value of $35.2 million at the end of 2005. The enterprise value as of 12/31/03 grows at the cost of equity (value of non-operating assets does not increase) to determine the equity value as of 12/31/05. This analysis implies the valuation multiples listed in the following table.

Unified Implied Valuation Multiples

Performance 12/31/2003 12/31/2005

Equity Value 24,180.0 $ 35,220.0 $

Equity Value Per Share 10.30 $ 15.00 $

Projected 2003 EBITDA 1,372.1 $ 15.4x NA

Projected 2004 EBITDA 2,293.1 $ 9.2x NA

Projected 2003 Revenues 13,456.6 $ 1.6x NA

Projected 2005 EBITDA 3,214.2 $            NA 8.9x

Projected 2006 EBITDA 3,813.3 $            NA 7.5x

Projected 2005 Revenues 17,739.3 $            NA 1.6x

Unified Financial Services, Inc.

Valuation Summary ($            in 000’s)

12/31/2003 & 12/31/05

DUFF&PHELPS,LLC

III. Restructuring Alternatives

C. Remain in Current Corporate Structure

Advantages of a holding company structure include:

Trust and Fund Services are not highly correlated so there are benefits to shareholders from diversification.

Trust revenue and profits are driven directly by the stock market, whereas Fund Services is only partially tied to the stock market as its revenues are generated by assets under management, number of mutual fund accounts and various other services.

Holdings provides a source of capital to fund internal operations or acquisitions for either Trust of Fund

Services.

Synergies or benefits derived by businesses by being under common ownership. For example, selling synergies or operational synergies like computer, accounting, etc.

Holdings has historically been the owner for the enterprise of such liabilities as lawsuits, indemnifications, etc.

Structure is already in place and “if it is not broken, why fix it?”. No restructuring expenses incurred.

DUFF&PHELPS,LLC

III. Restructuring Alternatives

C. Remain in Current Corporate Structure

Disadvantages of holding company structure include:

From a shareholder perspective, benefits of diversification can be achieved owning two separate stocks of

Trust and Fund Services.

Questionable synergies between two businesses-no purpose for a holding company structure.

Potentially there are excess corporate expenses reducing company profits and returns. Allocation of these expenses to each business is appropriate to understand “true” profitability and value proposition.

Employee stockholders do not have a direct ownership stake in respective entity, thus potentially reducing incentive to maximize value for respective business.

More difficult to complete stock mergers as target company may not want to own stock in a diversified company in which it has little influence over stock price performance.

III. Restructuring Alternatives
Unified Financial Services, Inc.

D. Summary Comparison

- The table below shows the valuations as of December 31, 2003 and December 31, 2005 under each of the restructuring alternatives.

Unified Financial Services, Inc.
Valuation Summary of Strategic Alternatives

	Forecasted	Pro Forma			
	Pre Merger	Value to Existing Unified Shareholders			
	12/31/03	12/31/03		12/31/05	
A. Split of Fund Services and Trust (Merger Average)					
Fund Services	$ 5.16	$ 12,090.0	$ 5.16	$ 20,070.0	$ 8.56
Trust / Fiduciary Counsel	$ 5.16	16,390.0	6.99	21,660.0	$ 9.24
Total Fund Services & Trust (Merger Average)		$ 28,480.0		$ 41,730.0	
Per Share Value	$ 10.31		$12.15		$17.80
B. Employee Buyout of Fund Services (Merger Average)					
Fund Services		$ -	$ -	$ -	$ -
Trust / Fiduciary Counsel	$ 10.31	17,705.0	$13.80	23,190.0	$18.08
Total Employee Buyout of Fund Services (Merger Average)		$ 17,705.0		$ 23,190.0	
Per Share Value	$ 10.31		$13.80		$18.08
C. Remain in Current Corporate Structure					
Fund Services		$ 12,090.0		$ 20,070.0	
Trust / Fiduciary Counsel		12,090.0		15,150.0	
Total Remain in Current Corporate Structure		$ 24,180.0		$ 35,220.0	
Per Share Value	$ 10.31		$10.31		$15.02

DUFF & PHELPS, LLC
- 37 -

DUFF&PHELPS,LLC

III. Restructuring Alternatives

D. Summary Comparison

The per share value conclusions of 2005 for Alternative A, split up the Company into Trust and Fund Services, and

Alternative B, the employee buyout of Fund Services, assuming the remaining Trust completes mergers, are close.

Therefore, we conclude that neither of these alternatives is superior from a financial point of view to maximize value to shareholders.

The Employee Buyout with subsequent mergers of Trust and Fiduciary Counsel demonstrates a slightly higher per share value at the end of 2005, as all cost savings and value creation from merger partners for Trust and Fiduciary

Counsel are assumed to occur immediately beginning on December 31, 2003. The ultimate driver of value creation under either scenario depends upon successful execution of increasing profitability at Trust and Fund Services and of merger strategies.

Our recommendation then considers other non-financial issues to determine which restructuring alternative maximizes value to shareholders. See Recommendations in Section V.

DUFF&PHELPS,LLC

IV. Share Buyback

A. Split of Company into Trust and Fund Services

Review of Stock Buyback

How to efficiently deploy the excess capital of $9 million.

Option #1-Reinvest in business segments

Option #2-Return the capital to shareholders

Option #1

Neither Trust or Fund Services needs significant capital to fund their businesses. Excess capital could be used to fund add-on acquisitions. However, the Company has not identified any small add-on acquisitions to pursue and the benefits of scale take longer to achieve through this model (versus a strategic merger of equals).

Fund Services likely needs more capital than Trust as a stand-alone entity. As of March 31, 2003 it had negative shareholder’s equity.

Conclusion: Option #1 not a material use of Company capital

DUFF&PHELPS,LLC

IV. Share Buyback

A. Split of Company into Trust and Fund Services

Option #2

Returning the capital to shareholders can be accomplished through either (i) a tender offer/stock buy-back, or (ii)

the payment of a special dividend. The size of the buyback or dividend will be dependent upon the ultimate cash necessary to equalize the stock exchange ratios for Trust and Fund Services. Valuation of Trust and Fund

Services, the capital needs of these businesses, and the division of the expenses, assets and liabilities at Holdings will drive the exchange ratios.

(i) Review of tender offer/stock buy-back:

Advantages

Could total approximately $5,000,000 or approximately 500,000 shares (based upon pro forma price of $10.30 estimated for December 31, 2003);

Provides liquidity to those shareholders desiring to sell shares;

Reduces the numbers of shareholders; and

Eliminates SEC filing expenses and certifications under Sarbanes Oxley (and accountant’s time).

Disadvantages

No apparent one

DUFF&PHELPS,LLC

IV. Share Buyback

A. Split of Company into Trust and Fund Services

(ii) Review of Payment of Special Dividend

Advantages

Declare a special dividend;

Implies a yield to shareholders of approximately 15% and some current return is better than no return at all; and

Possibly viewed by shareholders as a positive signal; i.e., Company is confident enough of future prospects to return capital to shareholders.

Disadvantages

Tax-inefficient as subject to ordinary income tax (versus capital losses under a stock buyback); and

Not large enough to provide meaningful return to shareholders.

DUFF&PHELPS,LLC

IV. Share Buyback

A. Split of Company into Trust and Fund Services

Conclusions

A stock buyback/tender offer is a reasonable use of the Company’s capital.

We believe Unified Financial should offer a price reflective of its marketable, minority value. Any premium over this price would be value dilutive to the remaining shareholders. Conversely, the selling shareholders will be receiving an implicit premium since the price does not reflect a discount for lack of marketability. For a stock which has been illiquid, we would typically attach a discount of 35% to its marketable, minority price.

However, if preliminary feedback from shareholders is not overwhelming in favor of a tender offer, a premium may be necessary. As shown in Appendix C, a premium of 10%-20% is not unreasonable. This range of a premium equals a per share value of $11.30 to $12.36, or aggregate premium value of approximately $450,000 to

$800,000 (assuming a $5 million buyback).

The Company needs to consult its legal advisors on how best to structure a buyout to achieve the desired results.

DUFF&PHELPS,LLC

V. Recommendations

1. Complete a Share Buyback

Company has no significant better use for its capital

Eliminate SEC filing requirements

Provide liquidity to some shareholders

2. Allocate all Corporate Expenses

Buyout some existing employee contracts

Understand true profitability and value of each business

Operate each business on a stand-alone basis

Any capital provided through an inter-company loan

3. Split up Company with Trust and Fund Services

Not betting on either Trust or Fund Services

Upside potential

Fund Services-increased profitability and scale

Trust Services-potential success with merger partners and scale

Benefits of Diversification

DUFF&PHELPS,LLC

V. Recommendations

A B C

VALUE CREATION

BENEFITS OF DIVERSIFICATION Positive Negative Postive

MERGER PARTNERS Positive Positive Negative

BENEFITS O F SCALE

Positive Neutral/P ositive Neutral/Negative

CAPITAL REQUIREMENTS Positive Neutral Positive

BOARD O F DIRECTORS

FIDUCIARY Neutral Negative Neutral

EXECUTION RISK

FUND SERVICES Negative Neutral Negative

TRUST MERGER ISSUES

INTEGRATION Negative Negative Neutral

CONTROL Negative Negative Neutral

T IMING Negative Negative Neutral

STRUCTURE \

LEGAL Negative Negative Neutral

TAX

Neutral Negative Neutral

DISCLOSURE Neutral Negative Neutral

EMPLOYEE

Positive Positive Neutral/Negative

ALTERNATIVE:

Alternative A = split up of

Company into Trust and Fund

Services. Trust assumes Merger

Partners.

Alternative B = Employee

Buyout of Fund Services,

assuming Merger Partners for

Trust.

Alternative C = Remain in

current Corporate Structure.

Fund Services and Brokerage

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

				Projected
VALUATION ASSUMPTIONS	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
OPERATING ASSUMPTIONS
Revenue Growth:
Mutual Fund Administration	76.8%	13.5%	12.1%	7.0%	15.0%	15.0%	15.0%	10.0%	10.0%	5.0%	5.0%	5.0%	5.0%
Brokerage	-30.4%	-23.5%	-20.0%	-58.5%	12.5%	10.0%	10.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Total Revenue Growth	9.7%	-1.2%	2.3%	-8.8%	14.7%	14.5%	14.5%	9.5%	9.5%	5.0%	5.0%	5.0%	5.0%

Cost of Sales as % of revs:
Mutual Fund Administration	15.6%	12.8%	12.6%	12.0%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%
Brokerage	61.8%	67.7%	65.7%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%

Total Operating Expenses as % of total revs	34.0%	29.6%	25.4%	16.2%	15.6%	15.5%	15.3%	15.2%	15.0%	15.0%	15.0%	15.0%	15.0%

Operating Expenses as % of revs:
Mutual Fund Administration	74.1%	77.1%	86.5%	72.5%	71.0%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%
Brokerage	46.9%	37.3%	31.5%	62.0%	56.0%	51.0%	51.0%	51.0%	51.0%	51.0%	51.0%	51.0%	51.0%

Total Cost of Sales as % of total revenues	34.0%	29.6%	25.4%	16.2%	15.6%	15.5%	15.3%	15.2%	15.0%	15.0%	15.0%	15.0%	15.0%

WORKING CAPITAL INVESTMENT
Accounts receivables — DSO	80.7	67.1	48.0	55.9	56.0	56.1	56.3	56.4	56.6	56.6	56.6	56.6	56.6
Prepaid accounts as % of revenue	1.2%	2.6%	4.4%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
Deposits/accts pay. & accr. exp. as % of revs	16.8%	16.8%	15.1%	17.7%	17.7%	17.6%	17.5%	17.4%	17.3%	17.3%	17.3%	17.3%	17.3%
Other current liabilities / operating expenses	7.7%	11.0%	13.5%	7.6%	7.8%	8.3%	8.3%	8.3%	8.3%	8.3%	8.3%	8.3%	8.3%

Net working capital as a % of revs	1.6%	-2.9%	-7.4%	-5.5%	-5.5%	-5.3%	-5.2%	-5.1%	-5.0%	-5.0%	-5.0%	-5.0%	-5.0%

FIXED CAPITAL INVESTMENT
Capital expenditures	93,343	32,841	200,873	154,004	117,007	134,332	154,234	169,385	186,038	195,340	205,107	215,362	226,130
— % of revenues	1.2%	0.4%	2.5%	2.1%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
Depreciation & amortization	117,036	126,611	140,898	209,000	173,537	153,925	147,083	149,428	156,160	166,264	175,982	185,607	195,336
— Depr. / Prior yr. NFA	24.1%	26.9%	37.5%	38.2%	35.3%	35.4%	35.4%	35.4%	35.3%	35.2%	35.1%	35.0%	34.9%

IMPLIED RATIOS
NOPAT / Invested Capital (ROIC)	10.2%	128.0%	41.3%	485.2%	-2847.6%	-1018.9%	-762.3%	-740.9%	-754.8%	-775.4%	-790.8%	-803.1%	-813.4%
Incr NOPAT / Incr Invested Capital	109.7%	-27.9%	105.5%	322.3%	-206.6%	-455.2%	-305.6%	-586.1%	-920.4%	-1756.7%	-1323.7%	-1165.3%	-1098.2%
Sales / Average Fixed Assets	16.6x	18.6x	17.4x	14.1x	18.1x	22.6x	26.3x	27.9x	28.9x	28.5x	28.2x	28.0x	27.1x
Sales / Average Working Capital	80.2x	-150.7x	NM	NM	-19.5x	-19.8x	-20.2x	-20.2x	-20.7x	-20.5x	-20.5x	-20.5x	-20.0x
Return On Equity (ROE)	NA	25.0%	9.2%	-474.7%	-326.6%	-361.4%	-352.1%	-366.2%	-388.3%	-403.0%	-416.6%	-429.7%	-442.5%

Fund Services and Brokerage

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

				Projected
INCOME STATEMENT	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Revenues:
Mutual Fund Administration	4,790,365	5,435,884	6,095,184	6,521,847	7,500,124	8,625,142	9,918,914	10,910,805	12,001,886	12,601,980	13,232,079	13,893,683	14,588,367
Brokerage	3,153,618	2,412,174	1,929,754	800,848	900,954	991,049	1,090,154	1,144,662	1,201,895	1,261,990	1,325,089	1,391,344	1,460,911

Total Revenues	7,943,983	7,848,058	8,024,938	7,322,695	8,401,078	9,616,192	11,009,068	12,055,467	13,203,781	13,863,970	14,557,168	15,285,027	16,049,278

Cost of Sales
Mutual Fund Administration	748,716	693,682	768,778	782,622	862,514	991,891	1,140,675	1,254,743	1,380,217	1,449,228	1,521,689	1,597,774	1,677,662
Brokerage	1,950,336	1,632,249	1,268,311	400,424	450,477	495,525	545,077	572,331	600,948	630,995	662,545	695,672	730,455

Total Cost of Sales	2,699,052	2,325,931	2,037,089	1,183,046	1,312,991	1,487,416	1,685,752	1,827,074	1,981,164	2,080,223	2,184,234	2,293,445	2,408,118
Gross Profit	5,244,930	5,522,127	5,987,849	6,139,649	7,088,087	8,128,776	9,323,316	10,228,394	11,222,616	11,783,747	12,372,935	12,991,581	13,641,160
Gross Margin	66.0%	70.4%	74.6%	83.8%	84.4%	84.5%	84.7%	84.8%	85.0%	85.0%	85.0%	85.0%	85.0%

Operating Expenses:
Mutual Fund Administration	3,547,418	4,188,793	5,274,394	4,728,339	5,325,088	5,821,971	6,695,267	7,364,794	8,101,273	8,506,337	8,931,653	9,378,236	9,847,148
Brokerage	1,480,431	898,851	607,326	496,526	504,534	505,435	555,979	583,778	612,966	643,615	675,796	709,585	745,065

Total Operating Expenses[1]	5,027,849	5,087,644	5,881,720	5,224,865	5,829,622	6,327,406	7,251,246	7,948,571	8,714,239	9,149,951	9,607,449	10,087,821	10,592,212
EBITDA	217,082	434,483	106,129	914,785	1,258,464	1,801,369	2,072,070	2,279,822	2,508,377	2,633,796	2,765,486	2,903,760	3,048,948
EBITDA Margin	2.7%	5.5%	1.3%	12.5%	15.0%	18.7%	18.8%	18.9%	19.0%	19.0%	19.0%	19.0%	19.0%
Less: Depreciation & amortization	117,036	126,611	140,898	209,000	173,537	153,925	147,083	149,428	156,160	166,264	175,982	185,607	195,336

EBIT	100,046	307,872	(34,769)	705,785	1,084,928	1,647,445	1,924,987	2,130,394	2,352,217	2,467,532	2,589,504	2,718,153	2,853,612
EBIT Margin	1.3%	3.9%	-0.4%	9.6%	12.9%	17.1%	17.5%	17.7%	17.8%	17.8%	17.8%	17.8%	17.8%
Pro Forma Taxes	39,518	121,610	(13,734)	278,785	428,546	650,741	760,370	841,506	929,126	974,675	1,022,854	1,073,671	1,127,177

Net Operating Profit After Taxes	60,528	186,263	(21,035)	427,000	656,381	996,704	1,164,617	1,288,889	1,423,091	1,492,857	1,566,650	1,644,483	1,726,435

[1]	Operating expenses exclude Intercompany Fees.

Fund Services and Brokerage

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

				Projected
BALANCE SHEET	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Accounts receivable	1,757,154	1,443,178	1,055,129	1,121,452	1,288,435	1,478,924	1,697,708	1,864,118	2,047,002	2,149,352	2,256,820	2,369,661	2,488,144
Prepaid and sundry accounts	95,488	200,380	351,673	170,479	195,050	222,055	252,886	275,449	300,132	315,139	330,896	347,441	364,813

Total Current Assets	1,852,642	1,643,558	1,406,802	1,291,931	1,483,486	1,700,979	1,950,594	2,139,568	2,347,135	2,464,491	2,587,716	2,717,102	2,852,957
Deposits/accounts payable & accured exp.	1,337,286	1,315,762	1,211,139	1,298,616	1,485,400	1,690,191	1,923,899	2,094,486	2,281,041	2,395,093	2,514,848	2,640,590	2,772,619
Other current liabilities	389,382	557,896	793,179	396,845	456,131	524,010	602,017	661,565	727,035	763,386	801,556	841,634	883,715

Total Current Liabilities	1,726,668	1,873,658	2,004,318	1,695,461	1,941,531	2,214,202	2,525,916	2,756,051	3,008,076	3,158,479	3,316,403	3,482,224	3,656,335
Net Working Capital	125,974	(230,100)	(597,516)	(403,530)	(458,046)	(513,222)	(575,322)	(616,483)	(660,941)	(693,988)	(728,687)	(765,122)	(803,378)
Net Fixed Assets	470,070	375,618	546,522	491,526	434,996	415,404	422,555	442,512	472,390	501,466	530,590	560,346	591,139

Invested Capital	596,044	145,518	(50,994)	87,996	(23,050)	(97,819)	(152,767)	(173,971)	(188,551)	(192,522)	(198,097)	(204,776)	(212,238)
Shareholders' Equity (NOPAT-FCF)	NA	745,427	(228,945)	(89,955)	(201,001)	(275,770)	(330,718)	(351,922)	(366,502)	(370,473)	(376,048)	(382,727)	(390,189)

[1]	Excludes Intercompany receivables and payables, and working capital investment at Brokerage and Premium Finance.

Fund Services and Brokerage

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

DISCOUNTED CASH FLOW ANALYSIS		2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Net Operating Profit After Taxes		427,000	656,381	996,704	1,164,617	1,288,889	1,423,091	1,492,857	1,566,650	1,644,483	1,726,435
Plus: Depreciation & Amortization		209,000	173,537	153,925	147,083	149,428	156,160	166,264	175,982	185,607	195,336

Total Sources		636,000	829,918	1,150,629	1,311,700	1,438,317	1,579,251	1,659,121	1,742,632	1,830,089	1,921,771
Working Capital Investment		193,986	(54,516)	(55,177)	(62,100)	(41,161)	(44,458)	(33,047)	(34,699)	(36,434)	(38,256)
Capital Expenditures		154,004	117,007	134,332	154,234	169,385	186,038	195,340	205,107	215,362	226,130

Free Cash Flow		288,009	767,427	1,071,473	1,219,566	1,310,092	1,437,672	1,496,828	1,572,225	1,651,162	1,733,897

Discount Rate Range		17.00%	16.00%	15.00%
Continuing Value		15,177,435	16,557,776	18,214,327
Present Value of Continuing Value		3,415,330	4,042,510	4,828,182
Present Value of FYE 2003—2012 Cash Flows		5,401,507	5,631,652	5,876,704
Capitalized Corporate Expenses	$565,500	(3,326,471)	(3,534,375)	(3,770,000)

Enterprise Value as of 12/31/02		5,490,367	6,139,787	6,934,886
Enterprise Value as of 12/31/03		6,423,729	7,122,153	7,975,119
EV (less corporate exp) 12/31/03		10,315,700	11,222,028	12,310,619

Enterprise Value as of 12/31/02 (rounded)		5,490,000	6,140,000	6,930,000
Enterprise Value as of 12/31/03 (rounded) 1		6,420,000	7,120,000	7,980,000
Implied Valuation Multiples	Results
Enterprise Value / Projected 2003 EBITDA	$914,785	11.3x	12.3x	13.5x
Enterprise Value / Projected 2004 EBITDA	$1,258,464	8.2x	8.9x	9.8x
Enterprise Value / Projected 2003 EBIT	$705,785	14.6x	15.9x	17.4x
Enterprise Value / Projected 2004 EBIT	$1,084,928	9.5x	10.3x	11.3x
Enterprise Value / Projected 2003 Revenues	$7,322,695	1.4x	1.5x	1.7x

[1]	Value as of 12/31/02 grown at the cost of capital

Trust & Fiduciary Counsel

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

	Actual			Projected
VALUATION ASSUMPTIONS	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
OPERATING ASSUMPTIONS
Revenue Growth:
Trust and Retirement	2.5%	10.2%	1.5%	12.4%	17.4%	17.4%	12.2%	12.2%	12.2%	12.2%	12.2%	12.2%	12.2%
Investment Advisory	9.3%	0.2%	-20.3%	-6.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%

Total Revenue Growth	4.5%	7.2%	-4.8%	7.9%	15.3%	15.4%	11.4%	11.4%	11.4%	11.4%	11.5%	11.5%	11.5%
Cost of Sales as% of revs:
Trust and Retirement	8.9%	15.8%	18.4%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%
Investment Advisory	12.4%	9.7%	18.2%	18.1%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%

Total Operating Expenses as% of total revs	10.0%	14.0%	18.4%	16.4%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.8%
Operating Expenses as % of revs:
Trust and Retirement	83.7%	89.9%	84.9%	77.5%	73.0%	70.0%	68.0%	68.0%	68.0%	68.0%	68.0%	68.0%	68.0%
Investment Advisory	72.9%	74.2%	75.0%	75.5%	65.5%	65.5%	65.5%	65.5%	65.5%	65.5%	65.5%	65.5%	65.5%

Total Cost of Sales as % of total revenues	10.0%	14.0%	18.4%	16.4%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.8%
WORKING CAPITAL INVESTMENT
Accounts receivables — DSO	76.3	59.9	68.6	64.6	65.5	66.4	66.8	67.2	67.6	68.0	68.3	68.7	69.0
Prepaid accounts as % of revenue	0.5%	1.9%	3.2%	1.8%	1.8%	1.8%	1.8%	1.8%	1.7%	1.7%	1.7%	1.7%	1.7%
Deposits/accts pay. & accr. exp. as % of revs	11.2%	9.7%	12.5%	10.1%	9.9%	9.8%	9.7%	9.6%	9.5%	9.4%	9.4%	9.3%	9.2%
Other current liabilities / operating expenses	0.4%	0.8%	0.3%	1.5%	1.6%	1.7%	1.7%	1.7%	1.8%	1.8%	1.8%	1.8%	1.8%

Net working capital as a % of revs	9.9%	7.9%	9.3%	8.2%	8.6%	9.0%	9.2%	9.4%	9.6%	9.7%	9.9%	10.0%	10.2%
FIXED CAPITAL INVESTMENT
Capital expenditures	271,810	151,073	48,818	89,216	104,147	121,631	136,186	152,498	170,781	191,273	214,243	239,992	268,858
— % of revenues	4.3%	2.2%	0.8%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%
Depreciation & amortization	202,444	155,482	169,030	143,200	116,538	114,373	116,004	120,130	126,603	135,348	146,353	159,659	175,360
— Depr. / Prior yr. NFA	69.5%	35.3%	22.0%	22.1%	19.6%	19.7%	19.7%	19.7%	19.8%	19.8%	19.7%	19.7%	19.7%
IMPLIED RATIOS
NOPAT / Invested Capital (ROIC)	23.4%	-5.5%	-11.0%	16.2%	43.4%	54.9%	62.8%	63.6%	63.9%	64.0%	63.7%	63.4%	62.9%
Incr NOPAT / Incr Invested Capital	-39.3%	-139.2%	121.0%	-410.2%	331.6%	152.4%	146.5%	71.4%	67.2%	64.1%	61.9%	60.3%	59.0%
Sales / Average Fixed Assets	17.4x	11.3x	9.2x	11.3x	13.8x	16.0x	17.4x	18.6x	19.5x	20.2x	20.7x	21.1x	20.3x
Sales / Average Working Capital	17.2x	11.7x	11.4x	11.9x	12.7x	12.1x	11.6x	11.3x	11.1x	10.9x	10.8x	10.6x	9.8x
Return On Equity (ROE)	NA	-1.9%	-4.1%	5.8%	16.5%	22.3%	26.9%	28.8%	30.6%	32.4%	34.1%	35.7%	37.2%

Trust & Fiduciary Counsel

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

	Actual			Projected
INCOME STATEMENT	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Revenues:
Trust and Retirement	4,417,483	4,869,711	4,943,732	5,557,615	6,524,285	7,659,093	8,596,397	9,648,407	10,829,160	12,154,411	13,641,844	15,311,305	17,185,072
Investment Advisory	1,956,879	1,961,321	1,562,608	1,463,023	1,570,584	1,686,054	1,810,013	1,943,085	2,085,940	2,239,299	2,403,932	2,580,669	2,770,400

Total Revenues	6,374,362	6,831,032	6,506,340	7,020,638	8,094,869	9,345,147	10,406,410	11,591,492	12,915,100	14,393,710	16,045,775	17,891,974	19,955,472
Cost of Sales
Trust and Retirement	392,710	769,266	910,728	886,767	1,041,007	1,222,076	1,371,631	1,539,489	1,727,888	1,939,344	2,176,677	2,443,054	2,742,030
Investment Advisory	243,107	189,344	284,268	264,807	227,735	244,478	262,452	281,747	302,461	324,698	348,570	374,197	401,708

Total Cost of Sales	635,817	958,610	1,194,996	1,151,574	1,268,742	1,466,554	1,634,083	1,821,236	2,030,349	2,264,042	2,525,247	2,817,251	3,143,738
Gross Profit	5,738,545	5,872,422	5,311,344	5,869,065	6,826,127	7,878,593	8,772,327	9,770,256	10,884,751	12,129,668	13,520,529	15,074,723	16,811,734
Gross Margin	90.0%	86.0%	81.6%	83.6%	84.3%	84.3%	84.3%	84.3%	84.3%	84.3%	84.3%	84.3%	84.2%
Operating Expenses:
Trust and Retirement	3,696,008	4,379,960	4,196,729	4,307,152	4,762,728	5,361,365	5,845,550	6,560,917	7,363,829	8,264,999	9,276,454	10,411,687	11,685,849
Investment Advisory	1,425,823	1,455,438	1,172,507	1,104,582	1,028,733	1,104,365	1,185,558	1,272,720	1,366,291	1,466,741	1,574,575	1,690,338	1,814,612

Total Operating Expenses[1]	5,121,831	5,835,398	5,369,236	5,411,734	5,791,461	6,465,730	7,031,108	7,833,637	8,730,120	9,731,740	10,851,029	12,102,026	13,500,461
EBITDA	616,714	37,024	-57,892	457,330	1,034,667	1,412,863	1,741,219	1,936,619	2,154,631	2,397,928	2,669,500	2,972,698	3,311,273
EBITDA Margin	9.7%	0.5%	-0.9%	6.5%	12.8%	15.1%	16.7%	16.7%	16.7%	16.7%	16.6%	16.6%	16.6%
Less: Depreciation & amortization	202,444	155,482	169,030	143,200	116,538	114,373	116,004	120,130	126,603	135,348	146,353	159,659	175,360

EBIT	414,270	(118,458)	(226,922)	314,130	918,129	1,298,490	1,625,215	1,816,489	2,028,028	2,262,580	2,523,147	2,813,038	3,135,913
EBIT Margin	6.5%	-1.7%	-3.5%	4.5%	11.3%	13.9%	15.6%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%
Pro Forma Taxes	163,636	(46,791)	(89,634)	124,081	362,661	512,903	641,960	717,513	801,071	893,719	996,643	1,111,150	1,238,685

Net Operating Profit After Taxes	250,633	(71,667)	(137,288)	190,049	555,468	785,586	983,255	1,098,976	1,226,957	1,368,861	1,526,504	1,701,888	1,897,227

[1]	Operating expenses exclude Intercompany Fees.

Trust & Fiduciary Counsel

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

	Actual			Projected
BALANCE SHEET	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Accounts receivable	1,331,789	1,121,195	1,223,201	1,241,767	1,452,321	1,699,099	1,903,984	2,133,719	2,391,328	2,680,204	3,004,156	3,367,454	3,774,893
Prepaid and sundry accounts	34,199	128,203	210,713	127,255	144,982	165,468	183,246	203,019	225,016	249,495	276,746	307,090	340,888

Total Current Assets	1,365,989	1,249,397	1,433,914	1,369,022	1,597,303	1,864,567	2,087,230	2,336,738	2,616,343	2,929,699	3,280,901	3,674,544	4,115,781
Deposits/accounts payable & accured exp.	714,474	664,359	814,362	709,426	803,438	911,643	1,006,732	1,112,247	1,229,375	1,359,441	1,503,925	1,664,482	1,842,960
Other current liabilities	19,373	48,298	16,843	82,710	94,375	109,667	122,500	136,862	152,934	170,924	191,062	213,606	238,849

Total Current Liabilities	733,847	712,657	831,205	792,136	897,813	1,021,309	1,129,233	1,249,109	1,382,309	1,530,364	1,694,986	1,878,088	2,081,809
Net Working Capital	632,142	536,741	602,709	576,886	699,489	843,257	957,998	1,087,628	1,234,034	1,399,335	1,585,915	1,796,456	2,033,972
Net Fixed Assets	440,768	767,726	647,514	593,530	581,139	588,396	608,579	640,947	685,125	741,050	808,941	889,274	982,771

Invested Capital	1,072,911	1,304,466	1,250,223	1,170,416	1,280,628	1,431,654	1,566,576	1,728,575	1,919,159	2,140,386	2,394,857	2,685,730	3,016,744
Shareholders' Equity (NOPAT-FCF)	NA	3,725,805	3,337,188	3,257,381	3,367,593	3,518,619	3,653,541	3,815,540	4,006,124	4,227,351	4,481,822	4,772,695	5,103,709

[1]	Excludes Intercompany receivables and payables, and working capital investment at Brokerage and Premium Finance.

Trust & Fiduciary Counsel

Discounted Cash Flow Analysis

Fiscal Years Ending December 31, 2003—2012

DISCOUNTED CASH FLOW ANALYSIS		2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Net Operating Profit After Taxes		190,049	555,468	785,586	983,255	1,098,976	1,226,957	1,368,861	1,526,504	1,701,888	1,897,227
Plus: Depreciation & Amortization		143,200	116,538	114,373	116,004	120,130	126,603	135,348	146,353	159,659	175,360

Total Sources		333,249	672,006	899,959	1,099,259	1,219,106	1,353,560	1,504,209	1,672,857	1,861,547	2,072,588
Working Capital Investment		(25,823)	122,604	143,768	114,740	129,631	146,406	165,301	186,580	210,541	237,516
Capital Expenditures		89,216	104,147	121,631	136,186	152,498	170,781	191,273	214,243	239,992	268,858

Free Cash Flow		269,856	445,255	634,561	848,332	936,977	1,036,373	1,147,634	1,272,033	1,411,015	1,566,214

Discount Rate Range		18.00%	17.00%	16.00%
Continuing Value		17,800,530	19,918,499	22,617,172
Present Value of Continuing Value		3,694,485	4,482,197	5,521,886
Present Value of FYE 2003—2012 Cash Flows		3,782,156	3,948,214	4,125,260
Capitalized Corporate Expenses	$227,500	(1,263,889)	(1,338,235)	(1,421,875)

Enterprise Value as of 12/31/02		6,212,752	7,092,175	8,225,270
Enterprise Value as of 12/31/03		7,331,048	8,297,845	9,541,313
EV(less corporate) 12/31/03		8,822,436	9,863,580	11,190,688
Enterprise Value as of 12/31/02 (rounded)		6,210,000	7,090,000	8,230,000
Enterprise Value as of 12/31/03 (rounded) 1		7,330,000	8,300,000	9,540,000

Implied Valuation Multiples	Results
Enterprise Value / Projected 2003 EBITDA	$457,330	19.3x	21.6x	24.5x
Enterprise Value / Projected 2004 EBITDA	$1,034,667	8.5x	9.5x	10.8x
Enterprise Value / Projected 2003 EBIT	$314,130	28.1x	31.4x	35.6x
Enterprise Value / Projected 2004 EBIT	$918,129	9.6x	10.7x	12.2x
Enterprise Value / Projected 2003 Revenues	$7,020,638	1.3x	1.4x	1.6x

[1]	Value as of 12/31/02 grown at the cost of capital

UNIFIED FINANCIAL SERVICES, INC.

UNIFIED FUND SERVICES, INC.

COMPARABLE COMPANY ANALYSIS

December 31, 2002

Company (Ticker)	Common Stock Price	Equity Value (in millions)	Enterprise Value (in millions)	Debt / Total Capital *	LTM Revenues (in millions)	Common Stock Price as a Multiple of						Enterprise Value as a Multiple of
						LTM EPS		Projected EPS		Book Value Per Share		LTM EBITDA		Projected EBITDA		LTM EBIT		Projected EBIT		LTM Revenues

BISYS Group, Inc. (BSG) 1	$15.90	$1,889	$2,250	18.5%	$897	16.2	x	15.1	x	2.8	x	8.9	x	8.2	x	10.7	x	9.8	x	2.5	x
DST Systems, Inc. (DST) 2	35.55	4,250	3,572	10.0	1,648	20.4		18.2		3.2		7.7		7.3		11.5		10.4		2.2
Federated Investors, Inc. (FII) 3	25.37	2,883	2,822	2.1	732	14.4		13.4		8.8		7.7		7.6		8.2		8.1		3.9
Fiserv, Inc. (FISV) 4	33.95	6,496	6,725	6.4	2,180	26.5		21.4		3.7		12.9		10.4		16.1		13.3		3.1
SEI Investments (SEIC) 5	27.18	2,882	2,701	1.5	636	21.9		19.4		9.9		12.1		10.7		13.2		11.6		4.2
Sungard Data Systems (SDS) 6	23.56	6,671	6,564	3.3	2,161	36.8		18.3		3.2		8.8		7.2		13.3		10.8		3.0
Highest		6,671	6,725	18.5	2,180	36.8		21.4		9.9		12.9		10.7		16.1		13.3		4.2
Lowest		1,889	2,250	1.5	636	14.4		13.4		2.8		7.7		7.2		8.2		8.1		2.2
Mean		4,179	4,106	7.0	1,376	22.7		17.6		5.3		9.7		8.6		12.1		10.7		3.1
Median		3,567	3,197	4.9	1,272	21.1		18.2		3.4		8.8		7.9		12.3		10.6		3.1

Company (Ticker)	Growth Rates					Margin Analysis								Return Analysis
	LTM Revenues	3-yr. CAGR Revenues	LTM EBITDA	3-yr. CAGR EBITDA	Long-term Proj. EPS	LTM EBITDA		3-yr. Avg. EBITDA		LTM Net Income		3-yr. Avg. Net Income		LTM ROE		3-yr. Avg. ROE		LTM ROI		3-yr. Avg. ROI

BISYS Group, Inc. (BSG) 1	21.7%	22.3%	23.0%	27.9%	20.0%	28.2%		27.2%		13.5%		12.9%		19.6%		20.3%		13.0%		14.6%
DST Systems, Inc. (DST) 2	-23.0	14.0	5.1	20.6	18.0	28.1		27.6		12.9		12.1		16.2		11.8		11.0		8.7
Federated Investors, Inc. (FII) 3	4.4	11.7	13.3	19.2	15.0	50.2		44.9		28.4		22.7		74.8		109.7		44.3		35.6
Fiserv, Inc. (FISV) 4	6.6	15.3	14.2	13.0	19.0	24.0		25.1		11.5		10.8		15.7		14.9		12.8		11.1
SEI Investments (SEIC) 5	-2.3	21.6	14.6	30.6	17.8	35.2		28.1		22.0		16.9		54.4		74.8		45.6		56.1
Sungard Data Systems (SDS) 6	NA	NA	NA	NA	20.0	34.5		28.3		8.6		11.4		NA		17.1		NA		17.0
Highest	21.7	22.3	23.0	30.6	20.0	50.2		44.9		28.4		22.7		74.8		109.7		45.6		56.1
Lowest	-23.0	11.7	5.1	13.0	15.0	24.0		25.1		8.6		10.8		15.7		11.8		11.0		8.7
Mean	1.5	17.0	14.0	22.3	18.3	33.4		30.2		16.2		14.5		36.1		41.4		25.3		23.9
Median	4.4	15.3	14.2	20.6	18.5	31.4		27.9		13.2		12.5		19.6		18.7		13.0		15.8

Index	Price	Price One- Year Ago	% Change in Price	LTM EPS	Projected EPS	Price as a Multiple of
						LTM EPS		Proj. EPS
	$8,341.63	$10,021.50	-16.8%	$384.60	$530.00	21.7	x	15.7	x
S&P 500	879.82	1,148.08	-23.4	30.34	53.25	29.0		16.5

*	Total capital equals the sum of the market value of common equity, the book value of total debt, preferred stock, and minority interest.
Note:	Projected results exclude amortization of goodwill; historical results include amortization of goodwill, if any, as reported.

[1]	Projections per Stifel, Nicolaus report dated 12/20/02.
[2]	Projections per CSFB report dated 12/9/02.
[3]	Projections per Morgan Stanley report dated 11/5/02.
[4]	Projections per Needham & Co. report dated 12/10/02.
[5]	Projections per Robert Baird report dated 12/19/02.
[6]	Projections per Robert Baird report dated 10/25/02. LTM and 2001 financials are pro forma for acquisition of Guardian iT plc on 7/1/02. Prior years are not pro forma. On 9/30/02, SDS acquired the Availability Solutions Business of Comdisco, Inc.

Source:	Standard & Poor's Compustat Services, Inc., Duff & Phelps, LLC and First Call Corporation.

B-1

UNIFIED FINANCIAL SERVICES, INC.

FIDUCIARY COUNSEL, INC.

COMPARABLE PUBLIC COMPANY ANALYSIS

December 31, 2002

Company		Common Stock Price	Equity Value (in millions)	Value of Operations (in millions)	Debt / Enterprise Value	LTM Revenues (in millions)	Common Stock Price as a Multiple of						Value of Operations as a Multiple of										(as a % of)
							LTM EPS		Projected EPS		Book Value Per Share		LTM EBITDA		Projected EBITDA		LTM EBIT		Projected EBIT		LTM Revenues		Latest AUM

Affiliated Managers Group, Inc. (AMG) 1		$50.30	$1,101	$1,583	32.1%	$475	20.8	x	10.5	x	2.0	x	7.3	x	7.2	x	8.2	x	8.1	x	3.3	x	2.3%
BlackRock, Inc. (BLK)		39.40	2,551	2,157	0.0	569	20.2		17.0		4.3		9.5		8.3		10.6		9.1		3.8		0.9%
Eaton Vance Corp. (EV)		28.25	1,957	1,861	6.3	523	16.6		15.9		5.3		6.8		6.4		10.1		9.3		3.6		3.3%
Franklin Resources, Inc. (BEN)		34.08	8,812	7,241	6.2	2,519	18.7		18.3		2.1		10.3		8.4		12.4		9.8		2.9		2.9%
Gabelli Asset Management Inc. (GBL)		30.04	906	576	16.8	216	16.2		16.8		2.9		6.0		6.1		6.1		6.2		2.7		2.9%
Neuberger Berman Inc. (NEU)		33.49	2,338	1,613	7.2	593	18.7		18.5		6.5		7.6		8.0		8.1		8.6		2.7		3.0%
T. Rowe Price Group, Inc. (TROW)		27.28	3,337	3,066	1.7	943	18.2		18.2		3.0		7.0		7.1		8.0		8.3		3.3		2.3%
Waddell & Reed Financial, Inc. (WDR)		19.67	1,579	1,699	15.0	447	16.7		16.4		11.2		10.2		9.6		10.8		10.1		3.8		6.6%
W.P. Stewart & Co. (WPL)		17.92	811	797	2.1	140	13.1		14.7		7.4		9.8		7.7		10.8		8.3		5.7		10.9%
Highest			8,812	7,241	32.1	2,519	20.8		18.5		11.2		10.3		9.6		12.4		10.1		5.7		10.9%
Lowest			811	576	0.0	140	13.1		10.5		2.0		6.0		6.1		6.1		6.2		2.7		0.9%
Mean			2,599	2,288	9.7	714	17.7		16.2		5.0		8.3		7.7		9.5		8.6		3.5		3.9%
Median			1,957	1,699	6.3	523	18.2		16.8		4.3		7.6		7.7		10.1		8.6		3.3		2.9%

Company		Growth Rates					Margin Analysis								Assets Under Management
		LTM Revenues	3-yr. CAGR Revenues	LTM EBITDA	3-yr. CAGR EBITDA	Long-term Proj. EPS	LTM EBITDA		3-yr. Avg. EBITDA		LTM Net Income		3-yr. Avg. Net Income		LTM Rev/AUM		3-yr. Avg. Rev/AUM		LTM TOE/AUM		3-yr. Avg. TOE/AUM

Affiliated Managers Group, Inc. (AMG) 1		15.1%	19.6%	15.5%	18.6%	NA	45.9%		45.7%		11.6%		12.8%		0.7%		0.6%		0.4%		0.3%
BlackRock, Inc. (BLK)		7.0	16.2	18.6	26.7	16.0	39.7		34.8		22.4		18.0		0.2		0.2		0.1		0.1
Eaton Vance Corp. (EV)		4.1	24.8	-0.4	32.4	15.0	52.1		52.8		23.1		22.6		0.9		0.9		0.5		0.4
Franklin Resources, Inc. (BEN)		7.0	-3.0	-5.5	NA	14.5	27.9		34.6		18.6		21.6		1.0		1.0		0.7		0.7
Gabelli Asset Management Inc. (GBL)		-8.1	17.5	0.7	27.1	12.0	44.4		39.3		26.1		26.7		1.1		0.9		0.6		0.5
Neuberger Berman Inc. (NEU)		2.6	NA	-6.9	NA	13.5	36.0		40.2		21.3		30.1		1.1		1.0		0.7		0.7
T. Rowe Price Group, Inc. (TROW)		-9.9	NA	-0.6	NA	12.0	46.8		45.5		20.5		22.3		0.7		0.6		0.4		0.4
Waddell & Reed Financial, Inc. (WDR)		-9.7	19.7	-21.0	13.8	14.0	37.1		45.2		21.7		26.2		1.7		1.3		1.1		0.7
W.P. Stewart & Co. (WPL)		-18.6	1.6	-25.6	7.5	10.0	58.1		59.8		45.4		50.6		1.9		0.8		NA		NA
Highest		15.1	24.8	18.6	32.4	16.0	58.1		59.8		45.4		50.6		1.9		1.3		1.1		0.7
Lowest		-18.6	-3.0	-25.6	7.5	10.0	27.9		34.6		11.6		12.8		0.2		0.2		0.1		0.1
Mean		-1.2	13.8	-2.8	21.0	13.4	43.1		44.2		23.4		25.7		1.0		0.8		0.6		0.5
Median		2.6	17.5	-0.6	22.7	13.8	44.4		45.2		21.7		22.6		1.0		0.9		0.5		0.5

Index	Price	Price One- Year Ago	% Change in Price	LTM EPS	Projected EPS	Price as a Multiple of
						LTM EPS	Proj. EPS
Dow Jones Industrial Average	8,386.0	9,823.6	-14.6%	370.0	507.5	22.7	16.5
S&P 500	883.0	1,141.2	-22.6	38.7	43.7	22.8	20.2

Note:	Projected results exclude amortization of goodwill; historical results include amortization of goodwill, if any, as reported.

[1]	Projected EPS is cash EPS consensus per First Call. Cash EPS includes depreciation and amortization and deferred income taxes.
Source:	Standard & Poor's Compustat Services, Inc., Duff & Phelps, LLC and First Call Corporation.

B-2

UNIFIED FINANCIAL SERVICES, INC.

TRASACTION PREMIUMS

PREMIUMS PAID FOR SELF-TENDER OFFERS

Date Announced	Date of Transaction	Target	Shares Authorized for Repurchase	Actual Shares Repurchased	Acquisition Premium 1
06/16/2003	Pending	Superior Consultant Holdings Corp. 3	650,000	N/A	18.8%
06/09/2003	Pending	Century Business Services, Inc. 3	14,000,000	N/A	15.0%
05/28/2003	Pending	Harrodsburg First Financial Bancorp 3	300,000	N/A	10.1%
04/29/2003	06/09/2003	Vodavi Technology, Inc.	1,000,000	829,199	34.1%
04/25/2003	Pending	Rent-A-Center, Inc. 3	2,200,000	N/A	31.0%
04/14/2003	05/12/2003	Tyler Technologies, Inc.	4,200,000	5,107,000	9.3%
04/11/2003	05/16/2003	Chester Bancorp, Inc. 2	100,000	69,861	0.2%
03/20/2003	04/21/2003	QAD, Inc.	2,600,000	2,900,000	28.9%
03/18/2003	04/14/2003	Atrion Corp.	350,000	173,614	11.2%
03/13/2003	04/23/2003	Rare Medium Group, Inc.	2,500,000	993,052	54.1%
03/12/2003	05/16/2003	Keynote Systems, Inc.	7,500,000	4,300,000	8.9%
02/28/2003	04/11/2003	WorldPort Communications, Inc. 2	All outstanding stock	6,147,044	4.2%
02/24/2003	03/25/2003	Digitas, Inc.	6,426,735	6,426,735	0.0%
02/18/2003	03/17/2003	Libbey, Inc.	1,500,000	1,500,000	7.8%
02/05/2003	03/04/2003	Brown-Forman Corp.—Class A	1,500,000	470,673	9.4%
02/05/2003	03/04/2003	Brown-Forman Corp.—Class B	6,800,000	7,590,607	9.0%
01/31/2003	03/18/2003	BayCorp Holdings, Ltd. 2	8,500,000	8,673,887	0.6%
01/30/2003	03/14/2003	German American Bancorp	1,000,000	1,057,566	27.3%

High	54.1%
Low	0.0%
Mean	15.6%
Median	9.7%

[1]	Acquisition premium based on 20 day trading average before the announcement
[2]	Going private transactions
[3]	Acquisition premium based on the higher price.

C-1

DUFF&PHELPS,LLC

Review of Sale Alternatives(to a Third Party Buyer)

Fund Services

Advantages

Streamline Unified Financial

Eliminate execution risk associated with Fund Services’ current business plan

Disadvantage

Current valuation is approximately $7.0 million after allocation of corporate overhead and approximately $11 million before this allocation. Embedded within the valuation is a significant improvement in profitability.

Unclear whether sale price would be higher than the $7.0 million to $11.0 million valuation range as a buyer would likely have to consolidate technology and invest in management to achieve projections.

Potential loss of key customer relationships and of key employees would potentially reduce the sales price.

Unified Financial is not in need of capital.

D-1

DUFF&PHELPS,LLC

Review of Sale Alternatives(to a Third Party Buyer)

Trust

Advantages

Streamline Unified Financial

Disadvantages

Would not likely maximize sale value for these businesses, as both have poor track records over last few years.

With recent improvement in market conditions, both Trust and Fiduciary Counsel are performing better. Why sell when markets are rebounding?

Unified Financial does not need cash or capital

Sale likely structured with an earn-out which would be of no benefit to the Company today

D-2